UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
May 30, 2007
(Date of earliest event reported)
CONSOLIDATED WATER CO. LTD.
(Exact Name of Registrant as Specified in Charter)

Cayman Islands, B.W.I.	0-25248	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)
The Regatta Office Park
Regatta Office Park, Windward Three, Fourth Floor, West Bay Road
P.O. Box 1114
Grand Cayman KY1-1102
Cayman Islands
(Address of Principal Executive Offices)
(345) 945-4277
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.
On May 30, 2007, Consolidated Water Co. Ltd. (the “Company”) entered into a Third Deed of Amendment (the “Amendment”) to its Option Deed dated as of August 6, 1997 and as amended on August 8, 2005 and September 27, 2005 between the Company and American Stock Transfer & Trust Company (the “Option Deed”).
The Option Deed granted to each holder of an ordinary and redeemable preference share an option to purchase one one-hundredth of a class B ordinary share at an exercise price of $50.00, subject to adjustment. If an attempt to take over control of the Company occurs, each shareholder of the Company would be able to exercise the option and receive ordinary shares with a value equal to twice the exercise price of the option. Under circumstances described in the Option Deed, as amended, instead of receiving ordinary shares, the Company may issue to each shareholder cash or other equity or debt securities of the Company, or the equity securities of the acquiring company, as the case may be, with a value equal to twice the exercise price of the option.
Pursuant to the Amendment, (1) the exercise price of the option to purchase one one-hundredth of a class B ordinary share was increased to $100.00, subject to adjustment, and (2) the expiration date of the Option Deed was extended from July 31, 2007 to July 31, 2017. The Amendment does not modify the Option Deed in any other material respect.
The options are attached to each ordinary share and redeemable preference share, and presently have no monetary value. The options will not trade separately from the Company’s shares unless and until they become exercisable. The options, which expire on July 31, 2017, may be redeemed, at the option of the Company’s board of directors, at a price of CI$.01 per option at any time until ten business days following the date that a group or person acquires ownership of 20% or more of the Company’s outstanding ordinary shares.
The Option Deed, as amended may have certain anti-takeover effects, although it is not intended to prevent any acquisition or business combination that is at a fair price and otherwise in the best interest of the Company and its shareholders as determined by the board of directors. However, a shareholder could potentially disagree with the board’s determination of what constitutes a fair price or the best interest of the Company and its shareholders.
The full terms and conditions of the Option Deed, as amended on May 30, 2007, are contained in the Option Deed and the Amendment. The above description of the options is a summary only and does not purport to be complete. One should read the entire Option Deed and the Amendment to understand the terms of the options, the terms of which agreements are incorporated herein by reference.

Item 3.03	Material Modification to Rights of Security Holders.
As described in Item 1.01 of this Form 8-K, the Company entered into the Amendment to the Option Deed. The disclosures set forth in Item 1.01 of this Form 8-K are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(c) Exhibits.

Exhibit No.	Title
4.1	Option Deed dated as of August 6, 1997 between the Company and American Stock Transfer & Trust Company (incorporated by reference to the Exhibit to the Company’s Form 6-K filed on August 11, 1997).

4.2
Second Deed of Amendment of Option Deed dated September 27, 2005 between the Company and American Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.2 to the Company’s Form 8-K filed on October 3, 2005).

4.3	Third Deed of Amendment of Option Deed dated May 30, 2007 between the Company and American Stock Transfer & Trust Company.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.
By:	/s/ Frederick W. McTaggart
	Name:	Frederick W. McTaggart
	Title:	President and Chief Executive Officer

Date: June 1, 2007

EXHIBIT INDEX

Exhibit	Description
4.3	Third Deed of Amendment of Option Deed dated May 30, 2007 between the Company and American Stock Transfer & Trust Company.